UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12984	75-2520779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas		75219
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number including area code: (214) 432-2000

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On December 21, 2011, Eagle Materials Inc., a Delaware corporation (the “Company”), repurchased $59.1 million in principal of the Company’s Series 2005A Senior Notes for $60.2 million, plus accrued interest of $0.3 million, and $29.0 million in principal of the Company’s Series 2007A Senior Notes for $29.6 million, plus accrued interest of $0.4 million. Following these repurchases, there were $118.9 million in principal of the Series 2005A Senior Notes and $78.0 million in principal of the Series 2007A Senior Notes outstanding as follows:

Series 2005A	Principal	Maturity Date	Interest Rate
Tranche A	$4.7 million	November 15, 2012	5.25%
Tranche B	$57.1 million	November 15, 2015	5.38%
Tranche C	$57.2 million	November 15, 2017	5.48%

Series 2007A
Tranche A	$9.5 million	October 2, 2014	6.08%
Tranche B	$8.0 million	October 2, 2016	6.27%
Tranche C	$24.0 million	October 2, 2017	6.36%
Tranche D	$36.5 million	October 2, 2019	6.48%

The purchase of the Notes was funded through lower cost borrowings made under our revolving credit facility (“Bank Credit Facility”) incurring interest at the floating Eurodollar deposit rate plus the applicable margin detailed in the Bank Credit Facility. The terms of the Bank Credit Facility are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 22, 2010 and incorporated herein by reference.

As a result of the Note repurchase, the Company will reduce its interest payments and improve its financial flexibility with a combination of fixed term debt and variable revolving debt, while at the same time maintaining a large amount of readily available liquidity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ D. Craig Kesler
D. Craig Kesler Executive Vice President – Finance and Administration and Chief Financial Officer

Date: December 28, 2011